EXHIBIT 4.4
EXECUTION COPY
NEITHER THIS SECURITY NOR THE SECURITIES INTO WHICH THIS SECURITY IS EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.
CLASS A COMMON STOCK PURCHASE WARRANT
To Purchase 2,022,630 Shares of Class A Common Stock of
NEXTERA ENTERPRISES, INC.
THIS CLASS A COMMON STOCK PURCHASE WARRANT (the “Warrant”) certifies that, for value received, JOCOTT ENTERPRISES, INC., a California corporation (the “Holder”), is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time on or after the date hereof and on or prior to the close of business on the tenth anniversary of the date hereof (the “Termination Date”) but not thereafter, to subscribe for and purchase from NEXTERA ENTERPRISES, INC., a Delaware corporation (the “Company”), up to 2,022,630 shares (as may be adjusted herein) (the “Warrant Shares”) of the Company’s Common Stock. The purchase price of each share of Common Stock under this Warrant shall be equal to the Exercise Price, as defined in Section 2(b).
     1. Definitions.
     As used herein the following terms shall have the following meanings:
     “Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC issued thereunder.
     “Common Stock” means the Class A Common Stock of the Company, $0.001 par value per share.
     “Quoted Price” means the average of the closing prices of the Company’s Common Stock for the 30 consecutive trading days ending on the last full trading day prior to the time of exercise or (with respect to Section 3) other date in question, as quoted on the OTC Bulletin Board or, if the Company’s Common Stock is listed or admitted for trading on a securities exchange, the last reported sales price of the Company’s Common Stock on the principal exchange on which it is listed or admitted for trading. In the event that the Quoted Price cannot be determined as aforesaid, the Board of Directors of the Company shall determine the Quoted Price on the basis of such quotations as it in good faith considers appropriate.

     “SEC” means the Securities and Exchange Commission.
     2. Exercise.
     (a) Exercise of Warrant. Exercise of the purchase rights represented by this Warrant may be made, in whole or in part (but not as to a fractional share), at any time or times commencing on the date hereof and ending at 5:00 p.m. Pacific Daylight Time on the Termination Date by (i) delivery to the Company (or such other office or agency of the Company as it may designate by notice in writing to the registered Holder at the address of such Holder appearing on the books of the Company) of a duly executed facsimile copy of the Notice of Exercise form annexed hereto and (ii) payment to the Company of the aggregate Exercise Price of the Warrant Shares thereby purchased by wire transfer or cashier’s check drawn on a United States bank (other than with respect to a cashless exercise, if permitted pursuant to Section 2(c)). Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company until the Holder has purchased all of the Warrant Shares available hereunder and the Warrant has been exercised in full, in which case, the Holder shall surrender this Warrant to the Company for cancellation on the date the final Notice of Exercise is delivered to the Company. Partial exercises of this Warrant resulting in purchases of a portion of the total number of Warrant Shares available hereunder shall have the effect of lowering the outstanding number of Warrant Shares purchasable hereunder in an amount equal to the applicable number of Warrant Shares purchased. The Holder and the Company shall maintain records showing the number of Warrant Shares purchased and the date of such purchases. The Company shall deliver any objection to any Notice of Exercise form within five business days of receipt of such notice. The Holder and any assignee, by acceptance of this Warrant, acknowledge and agree that, by reason of the provisions of this paragraph, following the purchase of a portion of the Warrant Shares hereunder, the number of Warrant Shares available for purchase hereunder at any given time may be less than the amount stated on the face hereof.
     (b) Exercise Price. The exercise price per share of Common Stock under this Warrant shall be $0.50, subject to adjustment hereunder (the “Exercise Price”).
     (c) Cashless Exercise. If at any time there is no effective registration statement registering, or no current prospectus available for, the resale of the Warrant Shares by the Holder, then this Warrant may also be exercised at such time by means of a “cashless exercise” in which the Holder shall be entitled to receive a certificate for the number of Warrant Shares equal to the quotient obtained by dividing [(A-B) x (X)] by (A), where:
     (A) = the Quoted Price;
     (B) = the Exercise Price of this Warrant, as adjusted; and
     (X) = the number of Warrant Shares issuable upon the exercise of this Warrant pursuant to the Notice of Exercise in accordance with the terms of this Warrant by means of a cash exercise rather than a cashless exercise.

     (d) Mechanics of Exercise.
          (i) Authorization of Warrant Shares. The Company covenants that all Warrant Shares which may be issued upon the exercise of the purchase rights represented by this Warrant will, upon exercise of the purchase rights represented by this Warrant, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges created by the Company in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).
          (ii) Delivery of Certificates upon Exercise. Certificates for shares purchased hereunder shall be transmitted by the transfer agent of the Company to the Holder by crediting the account of the Holder’s prime broker with the Depository Trust Company through its Deposit Withdrawal Agent Commission (“DWAC”) system if the Company is a participant in such system, and otherwise by physical delivery to the address specified by the Holder in the Notice of Exercise within a reasonable time after the delivery to the Company of the Notice of Exercise form, surrender of this Warrant (if required) and, if applicable, payment of the aggregate Exercise Price as set forth above. This Warrant shall be deemed to have been exercised on the date the Exercise Price (or, in the event of a cashless exercise, if permitted, the duly executed Notice of Exercise form) is received by the Company. The Warrant Shares (or portion thereof) shall be deemed to have been issued, and Holder or any other person so designated to be named therein shall be deemed to have become a holder of record of such shares for all purposes, as of the date the Warrant has been exercised with respect thereto by payment to the Company of the Exercise Price (or, in the event of a cashless exercise, if permitted, by delivery of the duly executed Notice of Exercise form) and all taxes required to be paid by the Holder, if any, pursuant to Section 2(d)(v) prior to the issuance of such shares, have been paid. The Holder agrees that each certificate representing Warrant Shares shall bear the following legend:
“THE SECURITIES EVIDENCED OR CONSTITUTED HEREBY HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.”
          (iii) Delivery of New Warrants upon Exercise. If this Warrant shall have been exercised in part, the Company shall, at the request of the Holder and upon surrender of this Warrant certificate, at the time of delivery of the certificate or certificates representing Warrant Shares, deliver to the Holder a new Warrant evidencing the rights of the Holder to purchase the unpurchased Warrant Shares called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant.
          (iv) No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. As to any fraction of a share which the Holder would otherwise be entitled to purchase upon such exercise, the Company shall at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Exercise Price or round up to the next whole share.
          (v) Charges, Taxes and Expenses. Issuance of certificates for Warrant Shares shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such certificates, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the Holder; provided, however, that in the event certificates for Warrant Shares are to be issued in a name other than the name of the Holder, this Warrant when surrendered for exercise shall be accompanied by the Notice of Assignment form annexed hereto duly executed by the Holder; and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer or other taxes incidental thereto.
          (vi) Closing of Books. The Company will not close its stockholder books or records in any manner which prevents the timely exercise of this Warrant, pursuant to the terms hereof.
     3. Certain Adjustments.
     (a) Stock Dividends and Splits. If the Company, at any time while this Warrant is outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions on shares of its Common Stock, or any other equity or equity equivalent securities, payable in shares of Common Stock (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Company upon exercise of this Warrant), (ii) subdivides outstanding shares of Common Stock into a larger number of shares, (iii) combines (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (iv) issues by reclassification of shares of the Common Stock any shares of capital stock of the Company, then in each case (x) the Exercise Price immediately prior to such action shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event and (y) the number of shares issuable immediately prior to such action upon exercise of this Warrant shall be multiplied by the inverse of the foregoing fraction. Any adjustment made pursuant to subclause (i) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution, and any adjustment made pursuant to subclause (ii), (iii) and (iv) and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.
     (b) Subsequent Rights Offerings. If the Company, at any time while the Warrant is outstanding, shall issue rights, options or warrants to all holders of Common Stock entitling them to subscribe for or purchase shares of Common Stock at a price per share less than the Quoted Price at the record date mentioned below, then the Exercise Price immediately prior to such action shall be multiplied by a fraction, of which the denominator shall be the number of shares of the Common Stock outstanding on the date of issuance of such rights or warrants plus the number of additional shares of Common Stock offered for subscription or purchase, and of which the numerator shall be the number of shares of the Common Stock outstanding on the date of issuance of such rights or warrants plus the number of shares which the aggregate offering price of the total number of shares so offered (assuming receipt by the Company in full of all consideration payable upon exercise of such rights, options or warrants) would purchase at such Quoted Price. Such adjustment shall be made whenever such rights or warrants are issued, and shall become effective immediately after the record date for the determination of stockholders entitled to receive such rights, options or warrants.
     (c) Pro Rata Distributions. If the Company distributes to all holders of Common Stock any of its assets (including cash and cash dividends), debt securities, preferred stock, or rights or warrants to subscribe for or purchase any security other than the Common Stock (which shall be subject to Section 3(b)), then in each such case the Exercise Price shall be adjusted by multiplying the Exercise Price in effect immediately prior to the record date fixed for determination of stockholders entitled to receive such distribution by a fraction of which the denominator shall be the Quoted Price determined as of the record date mentioned above, and of which the numerator shall be such Quoted Price on such record date less the then per share fair market value at such record date of the portion of such assets, securities, rights or warrants so distributed applicable to one outstanding share of the Common Stock as determined by the Board of Directors in good faith. In either case the adjustments shall be described in a statement provided to the Holder of the portion of assets, securities, rights or warrants so distributed or such subscription rights applicable to one share of Common Stock. Such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the record date mentioned above. This Section 3(c) does not apply in the event that either Section 3(a) or Section 3(b) are applicable with respect to the same event.
     (d) Fundamental Transaction. If, at any time while this Warrant is outstanding, (i) the Company effects any merger or consolidation of the Company with or into another Person, (ii) the Company effects any sale of all or substantially all of its assets in one or a series of related transactions, (iii) any tender offer or exchange offer (whether by the Company or another person, firm or corporation) is completed pursuant to which holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property, or (iv) the Company effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (in any such case, a “Fundamental Transaction”), then:
          (A) where the sole consideration for such Fundamental Transaction is cash, the Holder may either (x) exercise its purchase right under this Warrant and such exercise will be deemed effective immediately prior to the consummation of such Fundamental Transaction or (y) permit the Warrant to expire upon the consummation of such Fundamental Transaction; and
          (B) with respect to any other Fundamental Transaction, upon the closing of such Fundamental Transaction the successor entity or the Company, as applicable, shall assume the obligations of this Warrant and this Warrant shall be exercisable for the same securities, cash and property as would be payable for the Warrant Shares issuable upon exercise of the unexercised portion of this Warrant as if such Warrant Shares were outstanding on the record date for the Fundamental Transaction and subsequent closing, and the Exercise Price and/or number of Warrant Shares shall be adjusted accordingly. To the extent necessary to effectuate the foregoing provisions, any successor to the Company or surviving entity in such

Fundamental Transaction shall issue to the Holder a new warrant consistent with the foregoing provisions and evidencing the Holder’s right to exercise such warrant. The terms of any agreement pursuant to which a Fundamental Transaction is effected shall include terms requiring any such successor or surviving entity to comply with the provisions of this Section 3(d)(B) and insuring that this Warrant (or any such replacement security) will be similarly adjusted upon any subsequent transaction analogous to a Fundamental Transaction.
     (e) Calculations; Deferral of De Minimis Adjustments. All calculations under this Section 3 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. No adjustment in the Exercise Price need be made unless the adjustment would require an increase or decrease of at least 2% in the Exercise Price. Any adjustments that are not made shall be carried forward and taken into account in any subsequent adjustment. For purposes of this Section 3, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding treasury shares, if any) issued and outstanding.
     (f) Voluntary Adjustment By Company. The Company may at any time during the term of this Warrant reduce the then current Exercise Price to any amount and for any period of time deemed appropriate by the Board of Directors of the Company.
     (g) Notice to Holders.
          (i) Adjustment to Exercise Price. Whenever the Exercise Price is adjusted pursuant to any provision of this Section 3, the Company shall mail to each Holder a notice setting forth the Exercise Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.
          (ii) Notice to Allow Exercise by Holder. If (A) the Company shall declare a dividend (or any other distribution in whatever form) on the Common Stock; (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock; (C) the Company shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights; (D) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, of any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property; (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company; then, in each case, the Company shall cause to be mailed to the Holder at its last address as it shall appear upon the Warrant Register of the Company, at least 20 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided that the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice. The Holder is entitled to exercise this Warrant during the 20 calendar day period commencing on the date of such notice to the effective date of the event triggering such notice.
     4. Transfer of Warrant.
     (a) Transferability. Subject to compliance with any applicable securities laws and the conditions set forth in Section 4(d) hereof, this Warrant and all rights hereunder (including, without limitation, any registration rights) are transferable, in whole or in part, upon surrender of this Warrant at the principal office of the Company or its designated agent, together with a written assignment of this Warrant substantially in the form attached hereto duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled. A Warrant, if properly assigned, may be exercised by a new holder for the purchase of Warrant Shares without having a new Warrant issued.
     (b) New Warrants. This Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder or its agent or attorney. Subject to compliance with Section 4(a), as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice.
     (c) Warrant Register. The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Holder hereof from time to time. The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.
     (d) Transfer Restrictions. If, at the time of the surrender of this Warrant in connection with any transfer of this Warrant, the transfer of this Warrant shall not be registered pursuant to an effective registration statement under the Securities Act and under applicable state securities or blue sky laws, the Company may require, as a condition of allowing such transfer (i) that the Holder or transferee of this Warrant, as the case may be, furnish to the Company a written opinion of counsel (which opinion shall be in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that such transfer may be made without registration under the Securities Act and under applicable state securities or blue sky laws, (ii) that the transferee execute and deliver to the Company an investment letter in form and substance acceptable to the Company, (iii) that the transferee be an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7), or (a)(8) promulgated under the Securities Act or a “qualified institutional buyer” as defined in Rule 144A(a) under the Securities Act, (iv) that the transferee agree that the Company may place a notation in the stock books of the Company or a “stop transfer order” with any transfer agent or registrar with respect to the Warrant Shares and (v) that the transferee agree to all of the terms and conditions of this Warrant.
     5. Registration Rights.
     (a) The Company shall notify the Holder at least 30 calendar days prior to filing any registration statement under the Securities Act for purposes of effecting a public offering of securities of the Company (including, but not limited to, a registration statement relating to a secondary offering of securities of the Company, but excluding registration statements relating to any employee benefit plan or a corporate reorganization or a merger, acquisition or similar transaction) and will afford the Holder an opportunity to include in such registration statement all or any part of the shares of Common Stock obtained by the Holder upon exercise of this Warrant (up to a maximum percentage of the offering equal to the percentage of total outstanding Common Stock comprising shares of Common Stock obtained by the Holder upon exercise of this Warrant at that time). If the Holder desires to include in any such registration statement all or any part of the shares of Common Stock obtained by the Holder upon exercise of this Warrant, the Holder shall, within 20 days after receipt of the above-described notice from the Company, notify the Company in writing, and in such notice shall inform the Company of the number of shares of Common Stock the Holder wishes to include in such registration statement. If the Holder decides not to include all of the shares of Common Stock obtained by the Holder upon exercise of this Warrant in any registration statement thereafter filed by the Company, the Holder shall nevertheless continue to have the right to include any of the shares of Common Stock obtained by the Holder upon exercise of this Warrant in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein.
     (b) If a registration statement for which the Company gives notice under this Section 5 is for an underwritten offering, then the Company shall so advise the Holder. In such event, the right of the Holder to include the shares of Common Stock obtained by the Holder upon exercise of this Warrant in a registration pursuant to this Section 5 shall be conditioned upon the Holder’s participation in such underwriting and the inclusion of such shares of Common Stock in the underwriting to the extent provided herein. If the Holder proposes to distribute its shares of Common Stock obtained by the Holder upon exercise of this Warrant through such underwriting, it shall enter into an underwriting agreement in customary form with the managing underwriter or underwriter(s) selected for such underwriting. Notwithstanding any other provision of this Warrant, if the managing underwriter(s) determine(s) in good faith that marketing factors require a limitation of the number of shares to be underwritten, then the managing underwriter(s) may exclude shares (including the shares of Common Stock) from the registration and the underwriting, and the number of shares that may be included in the registration and the underwriting shall be allocated, first, to the Company, and second, to the Holder and to each other participating stockholder of the Company on a pro rata basis. If the Holder disapproves of the terms of any such underwriting, the Holder may elect to withdraw therefrom by written notice to the Company and the underwriter, delivered at least ten business days prior to the effective date of the registration statement. Any shares of Common Stock excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration.

     (c) All selling expenses (other than underwriting discounts, selling commissions and stock transfer taxes and all legal fees and expenses of legal counsel of the Holder and any other participating stockholder) incurred in connection with a registration pursuant to this Section 5 shall be borne by the Company. If the Holder participates in a registration pursuant to this Section 5, the Holder shall bear its proportionate share (based on the total number of shares sold in such registration other than for the account of the Company) of all underwriting discounts, selling commissions and stock transfer taxes incurred in connection with a registration pursuant to this Section 5. The Holder shall furnish the Company, in writing, all information that the Company may request or as may be required by the SEC or applicable law concerning the plan and method of distribution by the Holder.
     6. Miscellaneous.
     (a) No Rights as Stockholder until Exercise. This Warrant does not entitle the Holder to any voting rights or other rights as a stockholder of the Company prior to the exercise hereof as set forth in Section 2(d)(ii).
     (b) Loss, Theft, Destruction or Mutilation of Warrant. The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant or any stock certificate relating to the Warrant Shares, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and upon surrender and cancellation of such Warrant or stock certificate, if mutilated, the Company will make and deliver a new Warrant or stock certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or stock certificate.
     (c) Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a business day, then such action may be taken or such right may be exercised on the next succeeding business day.
     (d) Authorized Shares.
     The Company covenants that, during the period the Warrant is outstanding, it will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of the Warrant Shares upon the exercise of any purchase rights under this Warrant. The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for the Warrant Shares upon the exercise of the purchase rights under this Warrant. The Company will take all such reasonable action as may be necessary to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of any securities exchange or other trading market upon which the Common Stock may be listed or admitted for trading.
     Except and to the extent as waived or consented to by the Holder, the Company shall not by any action, including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder as set forth in this Warrant against impairment. Without limiting the generality of the foregoing, the Company will (a) not increase the par value of any Warrant Shares above the amount payable therefor upon such exercise immediately prior to such increase in par value, (b) take all such action as may reasonably be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares upon the exercise of this Warrant, and (c) use commercially reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Company to perform its obligations under this Warrant.
     Before taking any action which would result in an adjustment in the number of Warrant Shares for which this Warrant is exercisable or in the Exercise Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.
     (e) Governing Law; Entire Agreement; Waiver. This Warrant shall be construed, interpreted and the rights of the parties determined in accordance with the laws of the State of California (without reference to applicable principles of choice of law). This Warrant, together with all exhibits hereto, constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties. No waiver of this Warrant shall be binding unless executed in writing by the party to be bound thereby. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.
     (f) Restrictions. The Holder acknowledges that the Warrant Shares acquired upon the exercise of this Warrant, if not registered, will have restrictions upon resale imposed by state and federal securities laws.
     (g) Successors and Assigns; Benefits of this Warrant. Subject to applicable securities laws, this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors of the Company and the successors and permitted assigns of Holder. The provisions of this Warrant are intended to be for the benefit of all Holders from time to time of this Warrant and shall be enforceable by any such Holder or holder of Warrant Shares. Nothing in this Warrant shall be construed to give any person, firm or corporation other than the Company and the Holder any legal or equitable right, remedy or claim hereunder. This Warrant shall be for the sole and exclusive benefit of the Company and the Holder.
     (h) Amendment. This Warrant may be modified or amended with the written consent of each of the Company and the Holder.
     (i) Severability. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Warrant.
     (j) Headings. The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.
     IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized.

NEXTERA ENTERPRISES, INC.
Date: June 15, 2007	By:	/s/ Antonio Rodriquez
		Name:	Antonio Rodriquez
		Title:	Chief Financial Officer

EXHIBIT A
NOTICE OF EXERCISE
     TO: NEXTERA ENTERPRISES, INC.
          (1) The undersigned hereby elects to purchase ___Warrant Shares of the Company pursuant to the terms of the attached Warrant and tenders herewith payment of the Exercise Price in full (other than with respect to a cashless exercise, if permitted), together with all applicable transfer taxes, if any.
          (2) Payment of the Exercise Price shall take the form of (check applicable box):
 ☐ in lawful money of the United States; or
 ☐ [if permitted] the cancellation of such number of Warrant Shares as is necessary, in accordance with the formula set forth in subsection 2(c), to exercise this Warrant with respect to the maximum number of Warrant Shares purchasable pursuant to the cashless exercise procedure set forth in section 2(c).
          (3) Please issue a certificate or certificates representing said Warrant Shares in the name of the undersigned or in such other name as is specified below:

The Warrant Shares shall be delivered to the following DWAC Account Number or by physical delivery of a certificate to:

          (4) Accredited Investor. The undersigned is an “accredited investor” as defined in Regulation D promulgated under the Securities Act of 1933, as amended.
[SIGNATURE OF HOLDER]
Name of Holder:

Signature of Authorized Signatory of the Holder:

Name of Authorized Signatory:

Title of Authorized Signatory:

Date:

EXHIBIT B
NOTICE OF ASSIGNMENT FORM
(To assign the foregoing Warrant, execute
this form and supply required information.
Do not use this form to exercise the Warrant.)
     FOR VALUE RECEIVED, all of or ___ shares of the foregoing Warrant and all rights evidenced thereby are hereby assigned to whose address is
                                                                                                           .

Dated:                                            ,
Holder’s Signature:
Holder’s Address:

Signature Guaranteed:
     NOTE: The signature to this Notice of Assignment form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank or trust company. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.

13